                                                                    Exhibit 6.14

                                    AGREEMENT


         THIS AGREEMENT dated as of March 1 , 1997, is between FOOD EXTRUSION, INC. a Nevada corporation (hereinafter referred to as "Seller") and WOLCOTT FARMS, INC., a California corporation (hereinafter referred to as "Buyer").

                                R E C I T A L S:

         Seller is the owner of an animal food product trade name and distribution business known as "Satin Finish" (hereinafter referred to as the "Product"). Buyer desires to purchase and Seller desires to sell to Buyer such trade name and animal food distribution business of the Product on the terms and conditions hereinafter set forth.

         IN CONSIDERATION of the premises, and the covenants and conditions hereinafter set forth, the parties agree as follows:

                                    ARTICLE 1
                           PURCHASE AND SALE OF ASSETS

         1.1 Assets Being Purchased and Sold Hereunder. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller the trademarked name of "Satin Finish" (the "Trademark") related logos, all packaging design, Seller's customer list, Seller's trademark, distributor list, all distribution rights, exclusive production rights for animal feed products with the Satin Finish name, an 800 number (800-742-3272), all related advertising and promotional materials and all available Satin Finish sales history information and related records (together with the Trademark, the "Purchased Assets") upon the terms and conditions set forth herein.

         1.2      Grant of Trademark License.

                  (a) Seller hereby grants to Buyer, and Buyer hereby accepts, an exclusive, worldwide license to use the Trademark in connection with the manufacture, advertisement, marketing, distribution, sale and promotion of the Product. Buyer shall not have the right to sublicense the use of the Trademark,
provided,  however,  that Buyer may  sublicense  the  Trademark  to [       ***
              ], In addition to the Trademark, Seller hereby grants Buyer the exclusive right to use the other Purchased Assets until the earlier of (i)








*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

termination of this Agreement pursuant to Section 5.1(b) hereof or (ii) transfer by Seller to Buyer of title to the Purchased Assets pursuant to Section 2.1 hereof.

                  (b) Buyer acknowledges that the Trademark and the other Purchased Assets are the exclusive property of Seller and that until all payments have been made to Seller pursuant to Section 1.3 herein, nothing in this Agreement shall grant to Buyer or any other person any right, title or interest in the Trademark or the other Purchased Assets. Title to the Trademark and the other Purchased Assets shall be transferred by Seller to Buyer upon payment in full of the Purchase Price. Such transfer shall occur on the Closing Date (as defined in Section 2.1 herein).

                  (c) Buyer acknowledges that for Seller to maintain the validity of the Trademark, it will be necessary for Buyer to maintain records of its use of the Trademark. Accordingly, during the term of this Agreement, Buyer shall maintain records of its use of the Trademark. Such records shall include samples of all uses of the Trademark.

                  (d) Buyer shall promptly inform Seller of any actual or threatened litigation by or against Buyer which arises out of the use of the Trademark. Buyer shall defend, indemnify, and hold Seller harmless from and against any such claim of trademark infringement or unfair competition arising from Buyer's use of the Trademark.

                  (e) All advertising and promotion by Buyer shall be done in conformity with and subject to the prior written approval of Seller as to form and content. Buyer shall submit to Seller for Seller's written approval prior to use, samples of all advertising and promotional materials and all other items bearing the Trademark as they relate directly to the use of the Trademark. All such items and materials shall bear such trademark notices and legends as Seller may specify from time to time.

         1.3      Purchase Price.

                  (a) The  purchase  price  shall  be the sum of  [          ***
                               ]  plus (i) legal fees  incurred by Seller in the
preparation, negotiation and execution of this Agreement and the transactions related thereto, up to a maximum of [ *** ], and (ii) interest on the unpaid
amount of the purchase  price,  calculated at [                ***             ]



*** Portions of this agreement have been redacted pursuant to a confidential treatment request

[     ***     ] plus [          ***        ] per annum (the "Purchase Price").

                  (b) All payments hereunder shall be due on the first business day of each month at Seller's primary place of business. Buyer shall pay to Seller the monthly royalty payments as described in subparagraph (c) below for the first through third months of this Agreement. If the aggregate of the payments made by Buyer to Seller for the first [ *** ] of this Agreement is less than [ *** ], the difference between [ *** ] and the payments made by Buyer to Seller for the first [ *** ] of this Agreement shall be pro-rated and paid by Buyer over the next [ *** ] in addition to the payments required to be made by Buyer to Seller pursuant to the next sentence of this Section. Starting in the [ *** ] of this Agreement, each [ *** ] payment shall be
the greater of (i) [      ***       ] per [***] in the [      ***      ] of this
Agreement,  [        ***        ]  [  ***  ] in the [          ***          ] of
this  Agreement and [                       ***                      ] per month
during the [                   ***                   ] of this Agreement or (ii)
[ *** ] royalty payments as described in subparagraph (c) below.

                  (c) Monthly royalty payments will be [***] per [***] of Satin Finish and/or [ *** ] labels billed by Seller to Buyer during the previous month. Seller will deliver to Buyer monthly invoices for such products with terms of net [ *** ]. If Seller is unable to produce the amount of product ordered by Buyer in any given month, Buyer's payment obligation under Section 1.3(b) for such month shall be equal to [***].

                  (d) Buyer may pay the balance due of the Purchase Price, in whole or in part, at anytime without any prepayment penalty.

         1.4 Liabilities Assumed. Seller will be responsible for all liabilities of the [ *** ] product arising on or before the date of this Agreement. Buyer will be responsible for all liabilities attributable to the [ *** ] product arising after the date of this Agreement.

         1.5 Liabilities and Obligations Not Assumed. Notwithstanding anything else in this Agreement to the contrary, Buyer shall not assume or be obligated to pay, discharge or indemnify any party or become liable for any liabilities, obligations or commitments of any nature of Seller, or any other individual or


*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

entity, presently fixed and determined, contingent or otherwise, other than those to be expressly assumed by Buyer hereunder. All liabilities and obligations of Seller not expressly assumed shall remain liabilities of Seller, which shall be solely liable to perform and discharge such liabilities and obligations.

         1.6  Inventory.  The  parties  acknowledge  that  no  inventory  exists
inasmuch as Seller's  supplier  [            ***           ] bags inventory from
supplier's stock as purchase orders by Seller are received.

         1.7  Supply.  Buyer  recognizes  that  Seller  has had a  long-standing
relationship  with [               ***              ].  Buyer agrees that Seller
may satisfy its delivery obligations to Buyer under this Agreement by purchasing its supply of inventory from [***].

         1.8 Sales, Use and Other Transfer Taxes. Seller represents and warrants to Buyer that there are no sales, use, transfer or similar taxes payable in connection with the sale, assignment and transfer of the purchased assets and the assumed liabilities. Buyer hereby agrees that if any such sales, use, transfer or similar tax is imposed in connection with the sale, assignment and transfer of the purchased assets and the assumed liabilities Buyer shall pay, hold harmless and indemnify Seller with respect to any such taxes.

                                    ARTICLE 2
                                     CLOSING

         2.1 Closing.  The parties shall meet on or before [       ***     ], at
the office of Seller for the purpose of closing this transaction (the "Closing Date").

                  (a) Seller shall provide to Buyer a bill of sale in the form attached hereto as Exhibit A and an assignment of Seller's trademark attached hereto as Exhibit B. Seller shall provide Buyer the Certificate of Registration of the trademark and it shall be [ *** ] responsibility to pay any costs incident to the transfer of such registration.

         2.2 Items Being Retained By Seller. All accounts receivable and cash on hand in the Satin Finish business on or prior to the execution of this Agreement will be retained by Seller.


*** Portions of this exhibit have been redacted pursuant to a confidential treatment request.

                                    ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         3.1 Due Incorporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

         3.2 Authorization. Seller has the corporate power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws and similar laws affecting creditors' rights generally.

         3.3 Effect of Agreement. The execution, delivery and performance by Seller of this Agreement, and the consummation of the transactions herein contemplated, will not result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, nor will it result in a breach of the terms of, or constitute a default under or violation of, any provision of the Articles of Incorporation or Bylaws of Seller, or any agreement or instrument to which Seller is a party or by which it is bound or to which it is subject. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Seller to permit the consummation of the transactions contemplated by this Agreement, except such consents as shall have been obtained by Seller on or prior to the date hereof.

         3.4 Title to Assets. Seller has good and marketable title to all the Purchased Assets, whether personal, tangible or intangible, and, on the Closing Date, all the Purchased Assets will be free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, encumbrances, claims, conditions or restrictions. To the best of Seller's knowledge, none of such properties, nor the operation or maintenance thereof, violates any restrictive covenant or any provision of law. The Purchased Assets constitute all the property now used in connection with the Product and necessary for the conduct of the business associated with the Product in the manner and to the extent presently conducted and operated.

         3.5 Litigation and Claims. There are no claims, actions, suits, investigations or proceedings, existing or pending or, to the knowledge of

Seller, threatened, against or affecting Seller or the Product, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         3.6 Trademark. Seller represents and warrants that: (i) Seller owns sufficient interest in and to the trademark "Satin Finish" (the "Trademark") to enable it to conduct the business associated with the Product as presently conducted; (ii) to the best of Seller's knowledge, the Trademark is not being infringed by others; (iii) all trade secrets related to the Product have been adequately safeguarded, have not been disclosed to any third parties who are not bound to maintain the confidentiality of such trade secrets; and (iv) the conduct of the business associated with the Product does not infringe any patent, copyright, trademark, trade secret, trade name or commercial name, registered or unregistered, or other intellectual property rights of third parties, and no claim is pending or has been made to such effect.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         4.1 Due Incorporation. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California.

         4.2 Authorization. Buyer has the corporate power and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligations of Buyer, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws and similar laws affecting creditors' rights generally.

         4.3 Effect of Agreement. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions herein contemplated, will not result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority, nor will it result in a breach of the terms of, or constitute a default under or violation of, any provision of the Articles of Incorporation or Bylaws of Buyer, or any agreement or instrument to which Buyer is a party or by which it is bound or to which it is subject. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Buyer to permit the consummation of the transactions contemplated by this Agreement, except such consents as shall have been obtained by Buyer on or prior to the date hereof.

                                    ARTICLE 5
                                EVENTS OF DEFAULT

         5.1      Events of Defaults.

                  (a) Buyer shall be in default under this Agreement (an "Event of Default") upon the happening, at any time, of any of the following events:

                           (i) Any  failure  to pay when due the full  amount of
any amounts due hereunder and such failure to pay shall have  continued for five
(5) days after the due date for such payment; or

                           (ii)  Default  in  the   performance   of  any  other
obligation, representation, or warranty set forth in this Agreement and such default shall continue unremedied for a period of thirty (30) days after notice thereof to Buyer; or

                           (iii)  Liquidation,  termination,  or  dissolution of
Buyer;

                           (iv) The bankruptcy or insolvency of,  assignment for
the benefit of creditors by, or the institution of proceedings under the Bankruptcy Act by Buyer and filing of any involuntary petition in bankruptcy against Buyer which is not dismissed within thirty (30) days; or

                           (v) The  appointment  of any receiver with respect to
any property by Buyer, which receiver is not removed within thirty (30) days; or

                           (vi) Entry of any final  judgment  for the payment of
money shall be entered by a court against Buyer and there shall have been a period of thirty (30) days during which a stay of enforcement thereof shall not be in effect or during which the same shall not have been paid, vacated, discharged or bonded; then, and in any of such Events of Default, Seller shall have an immediate right to pursue the remedies set forth in this Agreement.

                  (b) Buyer agrees that, when any Event of Default has occurred and is continuing Seller have the right to terminate this Agreement in its entirety. Upon such termination, Buyer agrees that it shall promptly return all Purchased Assets in its possession and shall retain no copies or duplicates of any such assets in written or printed form.

                  (c) No delay or omission of Seller to exercise any right or power arising from any default shall exhaust or impair at such right or power or prevent its exercise during the continuance of such default. No waiver by Seller of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise provided therein. No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing.

                                    ARTICLE 6
                                 INDEMNIFICATION

         6.1 Survival. The representations, warranties and covenants of the parties contained in this Agreement or in any certificate or instrument delivered pursuant hereto shall survive the Closing Date.

         6.2      Indemnification.

                  (a) Seller agrees to indemnify, defend and hold Buyer and Buyer's officers, directors, employees and attorneys, all affiliates and subsidiaries harmless from and against any and all losses, damages, costs and expenses, including attorneys' fees (any such loss, damage, cost or expense herein called a "Loss"), which Buyer may at any time sustain or incur by reason of: (i) any inaccuracy or breach of any of the representations, warranties or covenants of Seller contained herein or in any certificate delivered pursuant thereto, or (ii) any claim or claims whether or not presently known to Seller, which arise in connection with the ownership or operation of the Product and the Purchased Assets, where the event which gives rise to such claim occurred prior to the date of this Agreement, or (iii) any claim or claims arising out of any liability or obligation relating to the Purchased Assets or the business associated therewith not assumed by Buyer under Section 1.4 hereof.

                  (b) Buyer agrees to indemnify, defend and hold Seller and Seller's officers, directors, employees and attorneys, all affiliates and subsidiaries harmless from and against any and all losses, damages, costs and expenses, including attorneys' fees (any such loss, damage, cost or expense herein called a "Loss"), which Seller may at any time sustain or incur by reason of: (i) any inaccuracy or breach of any of the representations, warranties or covenants of Buyer contained herein or in any certificate delivered pursuant thereto, or (ii) any claim or claims whether or not presently known to Buyer, which arise in connection with the ownership or operation of the Product and the Purchased Assets, where the event which gives rise to such claim occurred on or after the date of this Agreement, or (iii) any claim or claims arising out of the failure of Buyer to discharge any of its obligations pursuant to Section 1.4 hereof.

         6.3 Remedies. The indemnification provisions of Section 6.2 hereof shall not be deemed exclusive and shall not prejudice any other rights or remedies, at law or in equity, of Buyer or Seller under this Agreement with respect to any matter relating to the terms, provisions, covenants or conditions of this Agreement or any transaction contemplated hereby.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Headings. The headings of the several sections of this Agreement are inserted for the convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         7.2 Counterparts. This Agreement may be executed in one or more counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         7.3 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and any such successor or assignee shall be deemed substituted for such party under the terms of this Agreement for all purposes. Notwithstanding the foregoing, the obligations of Seller and Buyer under Article 6 may not be assigned or transferred without the prior written consent of the other party.

         7.4 Entire Agreement; Amendments. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties pertaining to the subject matter contained herein and supersede all prior and contemporaneous negotiations, agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the party sought to be bound.

         7.5 Applicable Law; Forum Selection. This Agreement shall be governed by the laws of the State of California. Any controversy or dispute arising out of this Agreement shall be brought in any state or federal court located within Sacramento County of the State of California. Each party hereto consents to the jurisdiction of any state or federal court located within Sacramento County of the State of California and waives personal service of any and all process upon it and consents that all such service of process be made by certified mail.

         7.6 Severability. Should any provision of this Agreement be determined to be invalid, it shall be severed from this Agreement and the remaining provisions of the Agreement shall remain in full force and effect.

         WITNESS due execution of this Agreement by the parties hereto as of the date first set forth above.


SELLER:                                              BUYER:

FOOD EXTRUSION, INC.,                                WOLCOTT FARMS, INC.,
a Nevada corporation                                 a California corporation



By  /s/ D.L. McPeak                                  By  /s/ Win Wolcott
   ----------------                                     ----------------
   Daniel L. McPeak                                     Win Wolcott
   Chief Executive Officer                              President

   Address:                                             Address:
   1241 Hawk's Flight Court                             131 South Tehama Street
   El Dorado Hills, CA  95672                           Willows, CA  95988




`

                                    EXHIBIT A

                                  BILL OF SALE

                                  BILL OF SALE


         For valuable consideration, receipt of which is hereby acknowledged, the undersigned has sold and transferred to WOLCOTT FARMS, INC., a California corporation, all of its right, title and interest in and to the property described on Schedule 1 attached hereto.

         The undersigned does hereby warrant that said property is free and clear of all claims and indebtedness, and does hereby warrant title to the same as against any person or persons claiming or to claim the same.

DATED:

                                                           FOOD EXTRUSION, INC.,
                                                            a Nevada corporation



                                                           By:
                                                         Name:
                                                         Title:


STATE OF CALIFORNIA        )
                                       ) ss.
COUNTY OF ___________      )

         On , before me, , a Notary Public, personally appeared ________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.                            (SEAL)




         Notary Public

         SCHEDULE 1


         1.       Trademark name "Satin Finish" (Reg. No. 1,803,034).

         2. Related logos.

         3. Related packaging design.

         4. Customer list for the Satin Finish product.

         5. Distributor list and all distribution rights for the Satin Finish product.

         6. All production rights for animal feed products with the Satin Finish name.

         7. Telephone number 800-742-3272.

         8. Advertising and promotional materials for the Satin Finish product.

         9. Satin Finish sales history information and related records.

                                    EXHIBIT B

                             ASSIGNMENT OF TRADEMARK

                      ASSIGNMENT OF TRADEMARK REGISTRATION


                  WHEREAS, Food Extrusion, Inc., a Nevada corporation, with its place of business at 1241 Hawk's Flight Court, El Dorado Hills, California 95672 ("Assignor"), has adopted, used, and is using the trademark "Satin Finish" (Reg. No. 1,803,034) which is registered with the United States Patent and Trademark Office (referred to as the "Mark");

                  WHEREAS, Wolcott Farms, Inc., a California corporation, with a place of business at 131 South Tehama Street, Willows, California 95988 ("Assignee") is desirous of acquiring the Mark and the registration thereof;

                  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged by Assignor, Assignor does hereby assign, transfer and convey to Assignee all of its rights, title, and interest in and to the Mark, and the registration, together with the goodwill of the business symbolized by the Mark. The Commissioner of Patents and Trademarks is requested to issue all papers in the Patent and Trademark Office in connection with the Mark, to said Assignee. This Assignment is executed as of this day of
              ,     , at El Dorado Hills, California.

                                                            "ASSIGNOR"
                                                            FOOD EXTRUSION, INC.


                                                            By:
                                                               Name:
                                                               Title: